Exhibit 8.4





6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.piperrudnick.com
PHONE  (410) 580-3000
FAX  (410) 580-3001

                                            September 11, 2001



To the Persons Listed on
Schedule A Hereto

Ladies and Gentlemen:

         We have acted as special Maryland counsel in connection with the transactions contemplated by (i) the Amended and Restated Origination Trust Agreement, dated as of June 30 1999 (the "Origination Trust Agreement") by and among Raven Funding LLC, a Delaware limited liability company ("SPV"), as successor settlor and initial beneficiary, PHH Vehicle Management Services LLC, a Delaware limited liability company ("VMS"), as existing settlor and initial beneficiary and the successor UTI Trustee, The First National Bank of Maryland, a restructured association ("FNBM"), as existing trustee and Wilmington Trust Company, a Delaware banking association (the "Delaware Trustee") which created a Delaware business trust to be known as the "D.L. Peterson Trust" (the "Origination Trust"); (ii) the Amended and Restated Limited Liability Company Agreement of Raven Funding LLC dated as of the 28th day of October, 1999 (the "Raven LLC Agreement"); and (iii) the Amended and Restated Limited Liability Company Agreement of Greyhound Funding LLC (the "Issuer") dated as of October 28, 1999 (the "Greyhound LLC Agreement"). Capitalized terms used herein and not otherwise defined shall have the respective meanings set forth in the Definitions List attached as Schedule I to the Base Indenture, dated as of June 30, 1999, as amended as of October 28, 1999 (the "Base Indenture") between the Issuer and The Chase Manhattan Bank (the "Indenture Trustee").

         In connection with the transaction contemplated by the Registration Statement (Form S-1) of the Issuer, SPV and the Origination Trust relating to certain Series 2001-1 Notes of the Issuer (Securities Exchange Commission File number 333-40708), you have requested our advice as to the Maryland state income tax classification applicable to the Origination Trust, the SPV and the Issuer (each, a "Pass-Through Entity").

         In rendering the opinions set forth below, we have with your permission made the following assumptions:


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                                    To the Persons Listed on Schedule A Hereto
                                                            September 11, 2001
                                                                        Page 2


         1. None of the Pass-Through Entities will be classified as an association taxable as a corporation for United States federal income tax purposes.

         2. Each of the Pass-Through Entities is a business entity (within the meaning of Section 301.7701-2(a) of Title 26 of the Code of Federal Regulations) that is classified either as a partnership for United States federal income tax purposes or as an entity that is disregarded as an entity separate from its owner for United States federal income tax purposes.

         3. None of the Pass-Through Entities is a publicly traded partnership within the meaning of Section 7704 of the Internal Revenue Code of 1986, as amended (the "Code").

         4. The Origination Trust is not

               (a)  an institution that:

                    (i) qualifies as an international banking facility under
               the laws of the United States or under regulations that the Board of Governors of the Federal Reserve System adopts;

                    (ii) is located in a county where an approved foreign
               trade zone is located; and

                    (iii) (1) makes, arranges for, places, or services a loan
               to a foreign person for use outside the United States or in an approved foreign trade zone in the United States; or

                         (2) derives earnings from a foreign exchange trading
                    or hedging transaction that is related to a loan described in item (iii)(1); or

               (b) a savings and loan association that:

                    (i) is organized under the laws of Maryland;

                    (ii) is organized under the laws of another state and is
               admitted to do business in Maryland; or

                    (iii) is organized under the laws of the United States and has an office in Maryland; or

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                                    To the Persons Listed on Schedule A Hereto
                                                            September 11, 2001
                                                                        Page 3


               (c) a savings bank chartered by the Federal Home Loan Bank
          Board.

         Based on the foregoing, and subject to the qualifications set forth herein, it is our opinion that, under Maryland law in effect on the date hereof, none of the Pass-Through Entities will be treated as an association taxable as a corporation for Maryland state income or franchise tax purposes.

         In the case of any Pass-Through Entity that is not a business entity (within the meaning of Section 301.7701-2(a) of Title 26 of the Code of Federal Regulations), the items of income, deduction and credit of such entity will belong to its beneficial owners for Maryland state income tax purposes so that no Maryland state income tax will be imposed on such entity.

         It should be noted that, if any member, beneficial owner or other owner of an equity interest of any Pass-Through Entity is an individual who is not a resident of the state of Maryland, the Pass-Through Entity will be subject to state income tax (at the highest marginal rate applicable to nonresident individuals) on such nonresident owner's distributive share of the part of the Pass-Through Entity's income derived from business carried on in Maryland. Any such state income tax imposed on a Pass-Through Entity would be withheld from amounts otherwise distributable to the nonresident individual owner. As used in this paragraph, "individual" means a natural person or a person holding legal title to the interest in the Pass-Through Entity for the use and benefit of another person.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement referred to above and the reference to us under the captions "Material Federal and Certain State Income Tax Consequences" and "Legal Matters" in the Registration Statement.

         Except for the opinion set forth above, we express no opinion as to any other tax consequences of the Pass-Through Entities to any party under United States federal, state, local or foreign laws.

         We express no opinion as to the laws of any jurisdiction other than the laws of the state of Maryland. The opinions expressed herein concern only the tax laws (excluding principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.



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                                    To the Persons Listed on Schedule A Hereto
                                                            September 11, 2001
                                                                        Page 4


         This opinion is being furnished to you solely in connection with the closing of the transactions described herein and is solely for the benefit of you, your members or beneficial owners and the holders of the series 2001-1 notes, as the case may be, and is not to be used, circulated, quoted, filed, relied upon or otherwise referred to by any other person or for any other purpose without our express prior written consent.



                                         Very truly yours,



                                         /s/ Piper Marbury Rudnick & Wolfe LLP





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                                    To the Persons Listed on Schedule A Hereto
                                                            September 11, 2001
                                                                        Page 5


                                  Schedule A


D.L. Peterson Trust
900 Old Country Road
Garden City, New York  11530

Raven Funding LLC
900 Old Country Road
Garden City, New York  11530

Greyhound Funding LLC
900 Old Country Road
Garden City, New York  11530